EXHIBIT 99.1

FOR IMMEDIATE RELEASE

WEDNESDAY, July 2, 2025

SOTHERLY HOTELS INC. ANNOUNCES NOTICE OF DEFAULT ON MORTGAGE LOAN SECURED BY THE GEORGIAN TERRACE IN ATLANTA

Williamsburg, Virginia – July, 2 2025 – Sotherly Hotels Inc. (NASDAQ: SOHO) (the “Company”) today announced the Company received a Notice of Default (the “Notice”) from the special servicer for its mortgage loan secured by the Georgian Terrace in Atlanta. The Notice states that the Company’s subsidiary, SOHO Atlanta LLC, is in default under the note and the loan documents by virtue of, among other things, its failure to pay all amounts when due thereunder, and that the current lender, Wilmington Trust, National Association, as Trustee, will take all such actions as it deems appropriate to protect its interest in the mortgage loan and to collect the debt thereunder, including, without limitation, seeking foreclosure and/or reconveyance of its security under the loan documents without further notice or demand except as required pursuant to state law and the loan documents. The Company estimates that the amount of direct financial obligation, as of July 2, 2025, is approximately $38.0 million.

The Company has engaged a consultant to negotiate for an extension of the mortgage loan with the special servicer, and proposed extension terms have been provided to the special servicer. The Company intends to continue making interest payments, as well as real estate tax escrow and required reserve payments in the interim.

Drew Sims, Chairman commented, “Extensions of CMBS loans typically follow a formal process that includes voluntarily being transferred to special servicing, a formal default notice being issued, and a negotiation process being entered into; we are currently in the negotiation phase and being assisted by our CMBS consultant." Dave Folsom, President and CEO further commented, “Although never welcome, the recently announced default notice at Sotherly’s Georgian Terrace hotel in Atlanta has been anticipated. The default in question is a maturity default and does not reflect the company’s ability to serve ongoing interest requirements of the loan. With tighter underwriting standards and higher interest rates, maturity defaults have unfortunately become far more common in the commercial real estate sector, as borrowers find refinancing assets difficult. Sotherly will endeavor to work diligently with the special servicer to find a solution that may include, but is not limited to, a multi-year extension of the loan.”

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and

SOTHERLY HOTELS
OUR TOWN. YOUR HOME.

306 S. HENRY ST., STE. 100, WILLIAMSBURG, VA 23185 SOTHERLYHOTELS.COM OFFICE PHONE : 757 : 229 5648 FAX : 757 : 564 8801
[NASDAQ : SOHO]

unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Factors which could have a material adverse effect on the Company’s future operations, results, performance and prospects, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this press release and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

(757) 229-5648